News Release

Virtus Investment Partners Announces Financial Results for Second Quarter 2022

▪Earnings Per Share - Diluted of $2.29; Earnings Per Share - Diluted, as Adjusted, of $6.86
▪Total Sales of $7.9B; Net Flows of ($4.8B); Assets Under Management of $155.4B

Hartford, CT, July 29, 2022 - Virtus Investment Partners, Inc. (NASDAQ: VRTS) today reported financial results for the three months ended June 30, 2022.

Financial Highlights (Unaudited)
(in millions, except per share data or as noted)

	Three Months Ended			Three Months Ended
	6/30/2022	6/30/2021	Change	3/31/2022	Change
U.S. GAAP Financial Measures
Revenues	$225.3	$244.0	(8%)	$252.4	(11%)
Operating expenses	$168.6	$157.6	7%	$186.9	(10%)
Operating income (loss)	$56.7	$86.4	(34%)	$65.6	(14%)
Operating margin	25.2%	35.4%		26.0%
Net income (loss) attributable to Virtus Investment Partners, Inc.	$17.4	$63.0	(72%)	$33.1	(47%)
Earnings (loss) per share - diluted	$2.29	$7.86	(71%)	$4.22	(46%)
Weighted average shares outstanding - diluted	7.607	8.007	(5%)	7.839	(3%)

Non-GAAP Financial Measures (1)
Revenues, as adjusted	$199.0	$210.3	(5%)	$221.9	(10%)
Operating expenses, as adjusted	$121.0	$107.4	13%	$131.9	(8%)
Operating income (loss), as adjusted	$78.0	$102.9	(24%)	$90.1	(13%)
Operating margin, as adjusted	39.2%	48.9%		40.6%
Net income (loss) attributable to Virtus Investment Partners, Inc., as adjusted	$52.2	$72.7	(28%)	$61.7	(15%)
Earnings (loss) per share - diluted, as adjusted	$6.86	$9.07	(24%)	$7.87	(13%)
Weighted average shares outstanding - diluted, as adjusted	7.607	8.007	(5%)	7.839	(3%)

(1) See the information beginning on page 10 for reconciliations to the most directly comparable U.S. GAAP measures and other important disclosures

Earnings Summary
The company presents U.S. GAAP and non-GAAP earnings information in this release. Management believes that the non-GAAP financial measures presented reflect the company’s operating results from providing investment management and related services to individuals and institutions and uses these measures to evaluate financial performance. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures. Reconciliations of the non-GAAP financial measures to the most comparable U.S. GAAP measures can be found beginning on page 10 of this earnings release.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 2.

Assets Under Management and Asset Flows
(in billions)

	Three Months Ended			Three Months Ended
	6/30/2022	6/30/2021	Change	3/31/2022	Change
Ending total assets under management	$155.4	$178.6	(13%)	$183.3	(15%)
Average total assets under management	$171.4	$172.9	(1%)	$190.1	(10%)
Total sales	$7.9	$9.6	(17%)	$9.4	(16%)
Net flows	$(4.8)	$1.5	N/M	$(2.0)	140%

N/M - Not Meaningful

Total assets under management of $155.4 billion at June 30, 2022 compared with $183.3 billion at March 31, 2022. The decline reflected market performance and net outflows in open-end funds and retail separate accounts, partially offset by positive net flows in institutional. In addition, other fee earning assets of $3.0 billion compared with $3.5 billion at March 31, 2022.
Total sales of $7.9 billion compared with $9.4 billion in the prior quarter as lower retail demand, impacted by market sentiment, was partially offset by strong growth in institutional sales to their highest quarterly level. Open-end fund sales of $3.1 billion compared with $5.0 billion, with lower sales across most strategies. Retail separate account sales of $1.3 billion compared with $2.0 billion. Institutional sales of $3.5 billion increased 41% from $2.4 billion and included meaningful new mandates and additional flows in existing mandates at multiple affiliates and across investment strategies.
Net flows were ($4.8) billion as positive net flows in institutional were more than offset by open-end fund and retail separate account net outflows. Institutional net flows of $0.4 billion included global real estate, global equity, and domestic equity mandates. Open-end fund net flows of ($4.5) billion compared with ($3.4) billion in the prior quarter, with higher net outflows particularly in bank loan strategies. Retail separate account net outflows of ($0.7) billion compared with positive net flows of $0.6 billion in the prior quarter and were due to net outflows in domestic small cap strategies in the intermediary sold channel.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 3.

GAAP Results
Operating income of $56.7 million declined from $65.6 million in the prior quarter due to an 11% decrease in total revenues partially offset by a 10% decrease in total operating expenses. Revenues declined primarily due to lower average assets under management as a result of market performance and net outflows. The decrease in operating expenses included lower employment expenses, which declined due to prior-quarter seasonal items and lower variable incentive compensation, as well as lower distribution and other asset-based expenses.
Net income attributable to Virtus Investment Partners, Inc. of $2.29 per diluted common share included ($4.11) of realized and unrealized losses on investments and ($0.28) of fair value adjustments to contingent consideration, partially offset by $0.51 of fair value adjustments to affiliate noncontrolling interests. Net income per diluted share in the prior quarter of $4.22 included ($1.97) of realized and unrealized losses on investments, ($0.61) of acquisition and integration costs, and ($0.57) of fair value adjustments to affiliate noncontrolling interests. The fair value adjustments to affiliate noncontrolling interests and contingent consideration reflected changes in the value of the affiliate and transaction earn-out payments, respectively.

The effective tax rate during the quarter of 54% compared with 30% in the prior quarter, primarily reflecting changes in the valuation allowances related to marketable securities.

Non-GAAP Results
Revenues, as adjusted, of $199.0 million declined from $221.9 million in the prior quarter as market performance and net outflows resulted in lower average assets under management.
Employment expenses, as adjusted, of $89.1 million decreased from $101.6 million due to prior-quarter seasonal items and lower variable incentive compensation. Other operating expenses, as adjusted, of $31.0 million increased sequentially from $29.3 million due to higher travel and related expenses and the annual equity grants to the Board of Directors of $0.8 million.
Operating income, as adjusted, of $78.0 million and the related margin of 39.2% compared with $90.1 million and 40.6%, respectively, primarily due to lower investment management fees, partially offset by the impact of seasonal employment items in the prior quarter.
Net income attributable to Virtus Investment Partners, Inc., as adjusted, per diluted common share was $6.86, a decrease of $1.01, or 13%, from $7.87 in the prior quarter. The decline primarily reflected lower investment management fees due to the lower average assets under management.
The effective tax rate, as adjusted, of 27% was unchanged from the prior quarter.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 4.

Select Balance Sheet Items (Unaudited)
(in millions)

	As of			As of
	6/30/2022	6/30/2021	Change	3/31/2022	Change
Cash and cash equivalents	$250.5	$275.4	(9%)	$225.2	11%
Gross debt (1)	$262.9	$193.8	36%	$273.6	(4%)
Contingent consideration (2)	$133.6	$137.7	(3%)	$130.7	2%
Redeemable noncontrolling interests (3)	$126.1	$108.9	16%	$129.3	(2%)
Total equity exc. noncontrolling interests	$784.7	$780.9	—%	$816.5	(4%)

Working capital (4)	$185.4	$229.2	(19%)	$196.1	(5%)
Net debt (cash) (5)	$12.4	$(81.6)	N/M	$48.4	(74%)

(1)Excludes deferred financing costs of $7.1 million, $3.6 million, and $7.7 million, as of June 30, 2022, June 30, 2021, and March 31, 2022, respectively
(2)Represents estimates of revenue participation and contingent payments
(3)Excludes redeemable noncontrolling interests of consolidated investment products of $13.0 million, $22.6 million, and $9.4 million as of June 30, 2022, June 30, 2021, and March 31, 2022, respectively
(4)Defined as cash and cash equivalents plus accounts receivable, net, less accrued compensation and benefits, accounts payable and accrued liabilities, dividends payable, debt principal payments due over next 12 months and revenue participation amounts earned as of the balance sheet date and due within 12 months
(5)Defined as gross debt less cash and cash equivalents
N/M - Not Meaningful

Working capital of $185.4 million at June 30, 2022 decreased from $196.1 million at March 31, 2022 primarily due to return of capital to shareholders and debt repayment, largely offset by earnings.
During the quarter, the company returned $40.0 million to shareholders through the repurchase of 221,903 shares of common stock, reducing basic shares outstanding by 2.6%.
The company reduced gross debt in the quarter by $10.7 million to $262.9 million and ended the quarter in a net debt position of $12.4 million.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 5.

Conference Call
Management will host an investor conference call and webcast on Friday, July 29, 2022, at 10 a.m. Eastern to discuss these financial results and related matters. The presentation that will accompany the conference call will be available in the Investor Relations section of virtus.com. A replay of the call will be available in the Investor Relations section through August 6, 2022.

About Virtus Investment Partners, Inc.
Virtus Investment Partners (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. We provide investment management products and services from our affiliated managers, each with a distinct investment style and autonomous investment process, as well as select subadvisers. Investment solutions are available across multiple disciplines and product types to meet a wide array of investor needs. Additional information about our firm, investment partners, and strategies is available at virtus.com.

Investor Relations Contact

Sean Rourke (860) 263-4709 sean.rourke@virtus.com

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 6.

U.S. GAAP Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended			Three Months Ended		Six Months Ended
	6/30/2022	6/30/2021	Change	3/31/2022	Change	6/30/2022	6/30/2021	Change
Revenues
Investment management fees	$185,024	$193,510	(4%)	$206,817	(11%)	$391,841	$366,779	7%
Distribution and service fees	17,159	23,450	(27%)	20,007	(14%)	37,166	43,798	(15%)
Administration and shareholder service fees	21,982	25,877	(15%)	24,344	(10%)	46,326	48,437	(4%)
Other income and fees	1,142	1,174	(3%)	1,272	(10%)	2,414	1,894	27%
Total revenues	225,307	244,011	(8%)	252,440	(11%)	477,747	460,908	4%
Operating Expenses
Employment expenses	89,360	87,630	2%	105,993	(16%)	195,353	179,389	9%
Distribution and other asset-based expenses	28,583	36,021	(21%)	32,846	(13%)	61,429	68,315	(10%)
Other operating expenses	31,559	21,946	44%	31,712	—%	63,271	41,526	52%
Operating expenses of consolidated investment products	649	659	(2%)	740	(12%)	1,389	1,218	14%
Change in fair value of contingent consideration	2,900	—	N/M	—	N/M	2,900	—	N/M
Depreciation expense	962	981	(2%)	935	3%	1,897	2,079	(9%)
Amortization expense	14,624	10,363	41%	14,662	—%	29,286	19,828	48%
Total operating expenses	168,637	157,600	7%	186,888	(10%)	355,525	312,355	14%
Operating Income (Loss)	56,670	86,411	(34%)	65,552	(14%)	122,222	148,553	(18%)
Other Income (Expense)
Realized and unrealized gain (loss) on investments, net	(10,543)	2,494	N/M	(2,982)	254%	(13,525)	3,385	N/M
Realized and unrealized gain (loss) of consolidated investment products, net	(21,659)	2,747	N/M	(13,344)	62%	(35,003)	(1,940)	N/M
Other income (expense), net	571	826	(31%)	287	99%	858	2,597	(67%)
Total other income (expense), net	(31,631)	6,067	N/M	(16,039)	97%	(47,670)	4,042	N/M
Interest Income (Expense)
Interest expense	(2,825)	(2,256)	25%	(2,279)	24%	(5,104)	(4,570)	12%
Interest and dividend income	529	166	219%	328	61%	857	302	184%
Interest and dividend income of investments of consolidated investment products	22,412	22,562	(1%)	20,380	10%	42,792	46,438	(8%)
Interest expense of consolidated investment products	(14,416)	(14,452)	—%	(12,088)	19%	(26,504)	(28,900)	(8%)
Total interest income (expense), net	5,700	6,020	(5%)	6,341	(10%)	12,041	13,270	(9%)
Income (Loss) Before Income Taxes	30,739	98,498	(69%)	55,854	(45%)	86,593	165,865	(48%)
Income tax expense (benefit)	16,480	22,401	(26%)	16,735	(2%)	33,215	37,554	(12%)
Net Income (Loss)	14,259	76,097	(81%)	39,119	(64%)	53,378	128,311	(58%)
Noncontrolling interests	3,143	(13,130)	N/M	(6,060)	N/M	(2,917)	(28,756)	(90%)
Net Income (Loss) Attributable to Virtus Investment Partners, Inc.	$17,402	$62,967	(72%)	$33,059	(47%)	$50,461	$99,555	(49%)
Earnings (Loss) Per Share - Basic	$2.34	$8.18	(71%)	$4.38	(47%)	$6.73	$12.97	(48%)
Earnings (Loss) Per Share - Diluted	$2.29	$7.86	(71%)	$4.22	(46%)	$6.54	$12.39	(47%)
Cash Dividends Declared Per Common Share	$1.50	$0.82	83%	$1.50	—%	$3.00	$1.64	83%
Weighted Average Shares Outstanding - Basic	7,449	7,698	(3%)	7,546	(1%)	7,496	7,674	(2%)
Weighted Average Shares Outstanding - Diluted	7,607	8,007	(5%)	7,839	(3%)	7,721	8,038	(4%)

N/M - Not Meaningful

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 7.

Assets Under Management - Product and Asset Class
(in millions)

	Three Months Ended
	6/30/2021	09/30/2021	12/31/2021	3/31/2022	6/30/2022
By Product (period end):
Open-End Funds (1)	$76,593	$74,365	$78,706	$73,149	$59,479
Closed-End Funds	11,993	11,721	12,068	12,060	10,645
Retail Separate Accounts	40,578	41,528	44,538	40,824	35,248
Institutional Accounts (2)	49,474	49,691	51,874	57,309	50,048
Total	$178,638	$177,305	$187,186	$183,342	$155,420

By Product (average) (3)
Open-End Funds (1)	$75,285	$76,368	$80,303	$75,537	$65,592
Closed-End Funds	11,936	12,091	12,043	11,762	11,405
Retail Separate Accounts	37,244	40,578	41,528	44,538	40,824
Institutional Accounts (2)	48,413	50,542	50,693	58,269	53,560
Total	$172,878	$179,579	$184,567	$190,106	$171,381

By Asset Class (period end):
Equity	$113,751	$112,732	$116,546	$102,989	$84,754
Fixed Income	35,426	35,240	34,261	45,418	39,322
Multi-Asset (4)	23,668	23,641	24,853	23,415	20,261
Alternatives (5)	5,793	5,692	11,526	11,520	11,083
Total	$178,638	$177,305	$187,186	$183,342	$155,420

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 8.

Assets Under Management - Average Management Fees Earned (6)
(in basis points)

	Three Months Ended
	6/30/2021	9/30/2021	12/31/2021	3/31/2022	6/30/2022
By Product:
Open-End Funds (1)	45.9	45.7	48.5	46.5	46.2
Closed-End Funds	55.1	56.2	55.5	58.4	56.9
Retail Separate Accounts	44.2	44.0	44.6	43.6	42.9
Institutional Accounts (2)(7)	32.8	31.3	32.6	31.5	30.6
All Products (7)	42.5	42.0	43.7	41.9	41.2

(1)    Represents assets under management of U.S. retail funds, global funds, exchange traded funds, and variable insurance funds
(2)     Represents assets under management of institutional separate and commingled accounts including structured products
(3)    Averages are calculated as follows:
- Funds - average daily or weekly balances
- Retail Separate Accounts - prior-quarter ending balance
- Institutional Accounts - average of month-end balances in quarter
(4)    Includes strategies with substantial holdings in at least two of the following asset classes: equity, fixed income, and alternatives
(5)    Consists of event-driven, real estate securities, infrastructure, long/short, and other strategies
(6)    Represents investment management fees, as adjusted, divided by average assets. Investment management fees, as adjusted, exclude the impact of consolidated investment products and are net of revenue-related adjustments. Revenue-related adjustments are based on specific agreements and reflect the portion of investment management fees passed through to third-party client intermediaries for services to investors in sponsored investment products
(7)    Includes performance-related fees, in basis points, earned during the three months ended as follows:

	6/30/2021	9/30/2021	12/31/2021	3/31/2022	6/30/2022
Institutional Accounts	0.6	0.5	0.5	0.5	0.3
All Products	0.2	0.1	0.1	0.1	0.1
Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 9.

Assets Under Management - Asset Flows by Product
(in millions)

	Three Months Ended					Six Months Ended
	6/30/2021	9/30/2021	12/31/2021	3/31/2022	6/30/2022	6/30/2021	6/30/2022
Open-End Funds (1)
Beginning balance	$73,185	$76,593	$74,365	$78,706	$73,149	$51,608	$78,706
Inflows	4,975	3,809	4,346	4,956	3,120	11,003	8,076
Outflows	(5,079)	(5,168)	(5,943)	(8,378)	(7,643)	(10,414)	(16,021)
Net flows	(104)	(1,359)	(1,597)	(3,422)	(4,523)	589	(7,945)
Market performance	3,573	(775)	2,282	(6,907)	(9,000)	4,801	(15,907)
Other (2)	(61)	(94)	3,656	4,772	(147)	19,595	4,625
Ending balance	$76,593	$74,365	$78,706	$73,149	$59,479	$76,593	$59,479

Closed-End Funds
Beginning balance	$11,664	$11,993	$11,721	$12,068	$12,060	$5,914	$12,068
Inflows	—	3	19	8	24	—	32
Outflows	—	—	—	—	—	—	—
Net flows	—	3	19	8	24	—	32
Market performance	514	(114)	718	(196)	(1,250)	619	(1,446)
Other (2)	(185)	(161)	(390)	180	(189)	5,460	(9)
Ending balance	$11,993	$11,721	$12,068	$12,060	$10,645	$11,993	$10,645

Retail Separate Accounts
Beginning balance	$37,244	$40,578	$41,528	$44,538	$40,824	$29,751	$44,538
Inflows	2,273	2,003	2,240	2,022	1,288	4,972	3,310
Outflows	(833)	(1,231)	(1,125)	(1,394)	(1,977)	(1,729)	(3,371)
Net flows	1,440	772	1,115	628	(689)	3,243	(61)
Market performance	1,910	178	1,895	(4,342)	(4,887)	4,051	(9,229)
Other (2)	(16)	—	—	—	—	3,533	—
Ending balance	$40,578	$41,528	$44,538	$40,824	$35,248	$40,578	$35,248

Institutional Accounts (3)
Beginning balance	$46,787	$49,474	$49,691	$51,874	$57,309	$44,921	$51,874
Inflows	2,302	1,808	2,107	2,449	3,452	4,186	5,901
Outflows	(2,184)	(1,727)	(1,625)	(1,623)	(3,032)	(4,052)	(4,655)
Net flows	118	81	482	826	420	134	1,246
Market performance	2,785	258	1,438	(5,012)	(7,657)	4,001	(12,669)
Other (2)	(216)	(122)	263	9,621	(24)	418	9,597
Ending balance	$49,474	$49,691	$51,874	$57,309	$50,048	$49,474	$50,048

Total
Beginning balance	$168,880	$178,638	$177,305	$187,186	$183,342	$132,194	$187,186
Inflows	9,550	7,623	8,712	9,435	7,884	20,161	17,319
Outflows	(8,096)	(8,126)	(8,693)	(11,395)	(12,652)	(16,195)	(24,047)
Net flows	1,454	(503)	19	(1,960)	(4,768)	3,966	(6,728)
Market performance	8,782	(453)	6,333	(16,457)	(22,794)	13,472	(39,251)
Other (2)	(478)	(377)	3,529	14,573	(360)	29,006	14,213
Ending balance	$178,638	$177,305	$187,186	$183,342	$155,420	$178,638	$155,420

(1)     Represents assets under management of U.S. retail funds, global funds, exchange traded funds, and variable insurance funds
(2)     Represents open-end and closed-end fund distributions net of reinvestments, the net change in assets from cash management strategies, and the impact of non-sales related activities such as asset acquisitions/(dispositions), seed capital investments/(withdrawals), current income or capital returned by structured products and the use of leverage
(3)     Represents assets under management of institutional separate and commingled accounts including structured products

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 10.

Non-GAAP Information and Reconciliations
(in thousands except per share data)

The non-GAAP financial measures included in this release differ from financial measures determined in accordance with U.S. GAAP as a result of the reclassification of certain income statement items, as well as the exclusion of certain expenses and other items that are not reflective of the earnings generated from providing investment management and related services. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures.

The following are reconciliations and related notes of the most comparable U.S. GAAP measure to each non-GAAP measure:

	Three Months Ended
Revenues	6/30/2022	6/30/2021	3/31/2022
Total revenues, GAAP	$225,307	$244,011	$252,440
Consolidated investment products revenues (1)	2,301	2,340	2,354
Investment management fees (2)	(11,424)	(12,570)	(12,838)
Distribution and service fees (2)	(17,159)	(23,451)	(20,008)
Total revenues, as adjusted	$199,025	$210,330	$221,948

Operating Expenses
Total operating expenses, GAAP	$168,637	$157,600	$186,888
Consolidated investment products expenses (1)	(649)	(659)	(740)
Distribution and other asset-based expenses (3)	(28,583)	(36,021)	(32,846)
Amortization of intangible assets (4)	(14,624)	(10,363)	(14,662)
Acquisition and integration expenses (5)	(3,761)	(2,667)	(6,667)
Other (6)	—	(494)	(122)
Total operating expenses, as adjusted	$121,020	$107,396	$131,851

Operating Income (Loss)
Operating income (loss), GAAP	$56,670	$86,411	$65,552
Consolidated investment products (earnings) losses (1)	2,950	2,999	3,094
Amortization of intangible assets (4)	14,624	10,363	14,662
Acquisition and integration expenses (5)	3,761	2,667	6,667
Other (6)	—	494	122
Operating income (loss), as adjusted	$78,005	$102,934	$90,097

Operating margin, GAAP	25.2%	35.4%	26.0%
Operating margin, as adjusted	39.2%	48.9%	40.6%

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 11.

	Three Months Ended
Income (Loss) Before Taxes	6/30/2022	6/30/2021	3/31/2022
Income (loss) before taxes, GAAP	$30,739	$98,498	$55,854
Consolidated investment products (earnings) losses (1)	1,122	(1,232)	806
Amortization of intangible assets (4)	14,624	10,363	14,662
Acquisition and integration expenses (5)	3,761	2,667	6,667
Other (6)	—	494	122
Seed capital and CLO investments (gains) losses (7)	24,910	(7,725)	10,735
Income (loss) before taxes, as adjusted	$75,156	$103,065	$88,846

Income Tax Expense (Benefit)
Income tax expense (benefit), GAAP	$16,480	$22,401	$16,735
Tax impact of:
Amortization of intangible assets (4)	3,970	2,754	3,974
Acquisition and integration expenses (5)	1,021	709	1,807
Other (6)	189	2,051	2,603
Seed capital and CLO investments (gains) losses (7)	(1,259)	(521)	(1,041)
Income tax expense (benefit), as adjusted	$20,401	$27,394	$24,078

Effective tax rate, GAAPA	53.6%	22.7%	30.0%
Effective tax rate, as adjustedB	27.1%	26.6%	27.1%
A     Reflects income tax expense (benefit), GAAP, divided by income (loss) before taxes, GAAP
B     Reflects income tax expense (benefit), as adjusted, divided by income (loss) before taxes, as adjusted

Net Income (Loss) Attributable to Virtus Investment Partners, Inc.
Net income (loss) attributable to Virtus Investment Partners, Inc., GAAP	$17,402	$62,967	$33,059
Amortization of intangible assets, net of tax (4)	9,918	6,873	9,952
Acquisition and integration expenses, net of tax (5)	2,740	1,958	4,860
Other, net of tax (6)	(4,060)	8,067	2,007
Seed capital and CLO investments (gains) losses, net of tax (7)	26,169	(7,204)	11,776
Net income (loss) attributable to Virtus Investment Partners, Inc., as adjusted	$52,169	$72,661	$61,654
Weighted average shares outstanding - diluted	7,607	8,007	7,839

Earnings (loss) per share - diluted, GAAP	$2.29	$7.86	$4.22
Earnings (loss) per share - diluted, as adjusted	$6.86	$9.07	$7.87

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 12.

	Three Months Ended
Administration and Shareholder Services Fees	6/30/2022	6/30/2021	3/31/2022
Administration and shareholder service fees, GAAP	$21,982	$25,877	$24,344
Consolidated investment products fees (1)	5	49	43
Administration and shareholder service fees, as adjusted	$21,987	$25,926	$24,387

Employment Expenses
Employment expenses, GAAP	$89,360	$87,630	$105,993
Acquisition and integration expenses (5)	(260)	(615)	(4,282)
Other (6)	—	(494)	(122)
Employment expenses, as adjusted	$89,100	$86,521	$101,589

Other Operating Expenses
Other operating expenses, GAAP	$31,559	$21,946	$31,712
Acquisition and integration expenses (5)	(601)	(2,052)	(2,385)
Other operating expenses, as adjusted	$30,958	$19,894	$29,327

Total Other Income (Expense), Net,
Total other income (expense), net GAAP	$(31,631)	$6,067	$(16,039)
Consolidated investment products (1)	4,588	2,960	5,136
Seed capital and CLO investments (gains) losses (7)	24,910	(7,725)	10,735
Total other income (expense), net as adjusted	$(2,133)	$1,302	$(168)

Interest and Dividend Income
Interest and dividend income, GAAP	$529	$166	$328
Consolidated investment products (1)	1,580	919	868
Interest and dividend income, as adjusted	$2,109	$1,085	$1,196

Total Noncontrolling Interests
Total noncontrolling interests, GAAP	$3,143	$(13,130)	$(6,060)
Consolidated investment products (1)	(1,122)	1,232	(806)
Amortization of intangible assets (4)	(736)	(736)	(736)
Other (6)	(3,871)	9,624	4,488
Total noncontrolling interests, as adjusted	$(2,586)	$(3,010)	$(3,114)

Notes to Reconciliations:
Reclassifications:
1.Consolidated investment products - Revenues and expenses generated by operating activities of mutual funds and CLOs that are consolidated in the financial statements. Management believes that excluding these operating activities to reflect net revenues and expenses of the company prior to the consolidation of these products is consistent with the approach of reflecting its operating results from managing third-party client assets.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 13.

Other Adjustments:
Revenue Related
2.Investment management/Distribution and service fees - Each of these revenue line items is reduced to exclude fees passed through to third-party client intermediaries who own the retail client relationship and are responsible for distributing the product and servicing the client. The amount of fees fluctuates each period, based on a predetermined percentage of the value of assets under management, and varies based on the type of investment product. The specific adjustments are as follows:
Investment management fees - Based on specific agreements, the portion of investment management fees passed-through to third-party intermediaries for services to investors in sponsored investment products.
Distribution and service fees - Based on distinct arrangements, fees collected by the company then passed-through to third-party client intermediaries for services to investors in sponsored investment products. The adjustment represents all of the company's distribution and service fees that are recorded as a separate line item on the condensed consolidated statements of operations.
Management believes that making these adjustments aids in comparing the company's operating results with other asset management firms that do not utilize third-party client intermediaries.
Expense Related
3.Distribution and other asset-based expenses - Primarily payments to third-party client intermediaries for providing services to investors in sponsored investment products. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that do not utilize third-party client intermediaries.
4.Amortization of intangible assets - Non-cash amortization expense or impairment expense, if any, attributable to acquisition-related intangible assets, including any portion that is allocated to noncontrolling interests. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.
5.Acquisition and integration expenses - Expenses that are directly related to acquisition and integration activities. Acquisition expenses include transaction closing costs, change in fair value of contingent consideration, certain professional fees, and financing fees. Integration expenses include costs incurred that are directly attributable to combining businesses, including compensation, restructuring and severance charges, professional fees, consulting fees, and other expenses. Management believes that making these adjustments aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.

Components of Acquisition and Integration Expenses for the respective periods are shown below:

	Three Months Ended
Acquisition and Integration Expenses	6/30/2022	6/30/2021	3/31/2022
Employment expenses	$260	$615	$4,282
Other operating expenses	601	2,052	2,385
Change in fair value of contingent consideration	2,900	—	—
Total Acquisition and Integration Expenses	$3,761	$2,667	$6,667

6.Other - Certain expenses that are not reflective of the ongoing earnings generation of the business. Employment expenses and noncontrolling interests are adjusted for fair value measurements of affiliate minority interests. Other operating expenses are adjusted for non-capitalized debt issuance costs. Interest expense is adjusted to remove gains on early extinguishment of debt and the write-off of
Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 14.

previously capitalized costs associated with the modification of debt. Income tax expense (benefit) items are adjusted for uncertain tax positions, changes in tax law, valuation allowances, and other unusual or infrequent items not related to current operating results to reflect a normalized effective rate. Management believes that making these adjustments aids in comparing the company’s operating results with prior periods.
Components of Other for the respective periods are shown below:

	Three Months Ended
Other	6/30/2022	6/30/2021	3/31/2022
Employment expense fair value adjustments	$—	$494	$122
Tax impact of adjustments	—	(131)	(33)
Other discrete tax adjustments	(189)	(1,920)	(2,570)
Affiliate minority interest fair value adjustments	(3,871)	9,624	4,488
Total Other	$(4,060)	$8,067	$2,007

Seed Capital and CLO Related
7.Seed capital and CLO investments (gains) losses - Gains and losses (realized and unrealized) of seed capital and CLO investments. Gains and losses (realized and unrealized) generated by investments in seed capital and CLO investments can vary significantly from period to period and do not reflect the company’s operating results from providing investment management and related services. Management believes that making this adjustment aids in comparing the company’s operating results with prior periods and with other asset management firms that do not have meaningful seed capital and CLO investments.
Definitions:
Revenues, as adjusted, comprise the fee revenues paid by clients for investment management and related services. Revenues, as adjusted, for purposes of calculating net income attributable to Virtus Investment Partners, Inc., as adjusted, differ from U.S. GAAP, namely in excluding the impact of operating activities of consolidated investment products and reduced to exclude fees passed through to third-party client intermediaries who own the retail client relationship and are responsible for distributing the product and servicing the client.
Operating expenses, as adjusted, is calculated to reflect expenses from ongoing continuing operations. Operating expenses, as adjusted, for purposes of calculating net income attributable to Virtus Investment Partners, Inc., as adjusted, differ from U.S. GAAP expenses in that they exclude amortization or impairment, if any, of intangible assets, restructuring and severance, the effect of consolidated investment products, acquisition and integration-related expenses and certain other expenses that do not reflect the ongoing earnings generation of the business.
Operating margin, as adjusted, is a metric used to evaluate efficiency represented by operating income, as adjusted, divided by revenues, as adjusted.
Earnings (loss) per share, as adjusted, represent net income (loss) attributable to Virtus Investment Partners, Inc., as adjusted, divided by weighted average shares outstanding, as adjusted, on either a basic or diluted basis.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 15.

Forward-Looking Information
This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, as amended. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “intent,” “plan,” “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project,” “opportunity,” “predict,” “would,” “potential,” “future,” “forecast,” “guarantee,” “assume,” “likely,” “target” or similar statements or variations of such terms.
Our forward-looking statements are based on a series of expectations, assumptions and projections about the company and the markets in which we operate, are not guarantees of future results or performance, and involve substantial risks and uncertainty including assumptions and projections concerning our assets under management, net asset inflows and outflows, operating cash flows, business plans, and ability to borrow, for all future periods. All forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.
Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including those discussed under "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in our 2021 Annual Report on Form 10-K, as supplemented by our periodic filings with the Securities and Exchange Commission (the "SEC"), as well as the following risks and uncertainties resulting from: (i) any reduction in our assets under management; (ii) general domestic and global economic and political conditions (including war, acts of terrorism, and civil unrest); (iii) inability to achieve the expected benefits of our strategic transactions; (iv) the ongoing effects of the COVID-19 pandemic and associated global economic disruption; (v) withdrawal, renegotiation or termination of investment advisory agreements; (vi) damage to our reputation; (vii) inability to satisfy financial covenants and payments related to our indebtedness; (viii) inability to attract and retain key personnel; (ix) challenges from the competition we face in our business; (x) adverse developments related to unaffiliated subadvisers; (xi) negative changes in key distribution relationships; (xii) interruptions in or failure to provide critical technological service by us or third parties; (xiii) loss on our investments; (xiv) lack of sufficient capital on satisfactory terms; (xv) adverse regulatory and legal developments; (xvi) failure to comply with investment guidelines or other contractual requirements; (xvii) adverse civil litigation and government investigations or proceedings; (xviii) unfavorable changes in tax laws or limitations; (xix) volatility associated with our common stock; (xx) inability to make quarterly common stock dividends; (xxi) certain corporate governance provisions in our charter and bylaws; (xxii) losses or costs not covered by insurance; (xxiii) impairment of goodwill or intangible assets; and other risks and uncertainties. Any occurrence of, or any material adverse change in, one or more risk factors or risks and uncertainties referred to above, in our 2021 Annual Report on Form 10-K and our other periodic reports filed with the SEC could materially and adversely affect our operations, financial results, cash flows, prospects and liquidity.

Certain other factors that may impact our continuing operations, prospects, financial results and liquidity, or that may cause actual results to differ from such forward-looking statements, are discussed or included in the company’s periodic reports filed with the SEC and are available on our website at virtus.com under “Investor Relations.” You are urged to carefully consider all such factors.

The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us that modify or affect any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.
Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com